Exhibit 3.3

BYLAWS

OF

ONCE UPON A FARM, PBC

(the “Corporation”)

ARTICLE I

OFFICES

The Corporation may have such offices, including registered officers, at such places both within and outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting. If required by applicable law, the annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place, if any, within or outside the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2.2 Special Meetings. Special meetings of the stockholders of the Corporation shall be held on such date, at such time and at such place, if any, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

2.4 Quorum and Adjournment. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such majority shall not be present or represented at any meeting of the stockholders, the chair or the stockholders present, although less than a quorum, shall have the power to adjourn the meeting to another time and place.

2.5 Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.6 Vote Required. Except as otherwise provided by law, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities or by the Certificate of Incorporation:

(a) Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and

(b) Whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

2.7 Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

2.8 Stockholder Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents given by a sufficient number of the holders to take the action were delivered to the Corporation.

ARTICLE III

DIRECTORS

3.1 Number; Term of Office. Subject to the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors initially shall be seven (7). Thereafter, the exact number of directors shall be determined from time to time by resolution adopted by the Board of Directors. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

3.2 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.3 Resignations. Any Director may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

3.4 Removal. Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof.

3.5 Vacancies. Any vacancies occurring in the Board of Directors, shall be filled only by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

3.6 Annual Meetings. The Board of Directors may meet each year immediately following the annual meeting of stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the stockholders, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation. In the event that in any year Directors are elected by written or electronic consent in lieu of an annual meeting of stockholders, the Board of Directors may meet in such year as soon as practicable after receipt of such written or electronic consent by the Corporation at such time and place as shall be fixed by the Chairman of the Board, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation.

3.7 Regular Meetings. Regular meetings of the Board of Directors may be held on such dates and at such times and places, if any, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than 24 hours’ notice to each Director, given verbally or in writing, whether personally, by telephone (including by message or recording device), by facsimile transmission, or by other electronic transmission, or on not less than 3 calendar days’ notice to each Director given in writing by mail.

3.8 Special Meetings. Special meetings of the Board of Directors may be held at the call of the Chairman of the Board at such times and places, if any, within or without the State of Delaware, as he or she shall designate, on not less than 24 hours’ notice to each Director, given verbally or in writing, whether personally, by telephone (including by message or recording device), by facsimile transmission, or by other electronic transmission, or on not less than 3 calendar days’ notice to each Director given in writing by mail. Special meetings may also be called by the Secretary on like notice at the written request of a majority of the Directors then in office.

3.9 Quorum and Powers of a Majority. At all meetings of the Board of Directors or committee of the Board of Directors, the directors entitled to cast a majority of the votes of the whole Board of Directors or committee, as the case may be, shall constitute a quorum for the transaction of business, and except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or of such committee. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

3.10 Manner of Acting.

(a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

3.11 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

3.12 Committee Procedure, Limitations of Committee Powers.

(a) Except as otherwise provided by these Bylaws or by the Board of Directors, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

(b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

(c) Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation, these Bylaws or applicable law for the original appointment of the members of such committee.

3.13 Compensation.

(a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors.

(b) Each Director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.

(c) Nothing contained in these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity.

ARTICLE IV

OFFICERS

4.1 Number. The officers of the Corporation shall include a President and a Secretary. The Board of Directors may also elect such other officers as the Board of Directors may from time to time deem appropriate or necessary. Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware.

4.2 Election of Officers, Qualification and Term. The officers of the Corporation shall be appointed from time to time by the Board of Directors and, shall hold office at the pleasure of the Board of Directors.

4.3 Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party.

4.4 Resignations. Any officer of the Corporation may resign at any time by giving notice to the Board of Directors. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.5 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

4.6 The Chairman of the Board. The Chairman of the Board, if any, shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board.

4.7 Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall have the powers and duties customarily and usually associated with the office of the Vice Chairman of the Board.

4.8 The President. The President shall be the chief executive officer of the Corporation, shall have, subject to the supervision, direction, and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the affairs and business of the Corporation usually vested in the chief executive officer of a corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairman of the Board and the Vice Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall have the powers and duties of the Chairman of the Board.

4.9 The Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.

4.10 The Secretary and Assistant Secretaries.

(a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors or the President.

(b) Each Assistant Secretary, if any, shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President, or the Secretary. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary.

4.11 The Treasurer and Assistant Treasurers. To the extent that the officers of the Corporation include a Treasurer and any Assistant Treasurers:

(a) The Treasurer shall have custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also maintain adequate records of all assets, liabilities, and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of the Treasurer or as may from time to time be assigned to him or her by the Board of Directors or the President.

(b) The Treasurer shall be responsible for maintaining the accounting records and statements, and shall properly account for all monies and obligations due the Corporation and all properties, assets, and liabilities of the Corporation. The Treasurer shall render to the Chairman of the Board or the President such periodic reports covering the results of operations of the Corporation as may be required by either of them or by law.

(c) Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President, or the Treasurer. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, by the Treasurer) shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

STOCK

5.1 Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any 2 authorized officers of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

5.2 Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, provided such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

5.3 Lost, Stolen, or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, or destroyed.

5.4 Record Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the General Corporation Law of the State of Delaware.

5.5 Additional Powers of the Board.

(a) In addition to those powers set forth in Section 3.2, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock subject to the provisions of the General Corporation Law of the State of Delaware.

(b) The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification. The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to or is otherwise involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify any person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors of the Corporation.

6.2 Advancement of Expenses. With respect to any person made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that the payment of expenses (including attorneys’ fees) incurred by such person in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

6.3 Claims. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 6.1 and 6.2 shall be contract rights. If a claim under Sections 6.1 or 6.2 with respect to such rights is not paid in full by the Corporation within 60 days after a written demand has been received by the Corporation, except in the case of a claim for an advancement of expenses by an officer or director of the Corporation, in which case the applicable period shall be 30 days, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

6.4 Non-exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

6.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

6.6 Amendment or Repeal. Any right to indemnification or to advancement of expenses of any person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VII

STOCK TRANSFERS

7.1 General. Notwithstanding any other provision contained in these Bylaws, the Corporation shall have the power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the General Corporation Law of the State of Delaware.

7.2 Restrictions on Transfer.

(a) Restrictions on Transfer. Notwithstanding any other provision contained in these Bylaws, no stockholder of the Corporation may sell, assign, transfer, pledge, encumber or in any manner dispose of, directly or indirectly, whether voluntarily or by operation of law, or by gift or otherwise (“Transfer”), any share of the Corporation’s Common Stock or interest therein (a “Common Share”), other than by means of a Permitted Transfer (as defined below). If any provision(s) of any agreement(s) currently in effect by and between the Corporation and any stockholder of the Corporation (the “Stockholder Agreement(s)”) conflicts or is otherwise inconsistent with this Article VII, this Article VII shall govern, and the remaining provision(s) of the Stockholder Agreement(s) that do not conflict with this Article VII shall continue in full force and effect. Notwithstanding anything contained herein to the contrary, the provisions of this Article VII shall not apply to the Transfer of Common Shares (x) issued or issuable upon conversion of shares of Preferred Stock of the Corporation (“Converted Common”) or (y) issued or issuable by reason of a stock dividend, stock split, combination or other recapitalization or reclassification of shares of Converted Common.

(b) Permitted Transfers. For purposes of this Article VII, a “Permitted Transfer” shall mean any of the following:

(1) any Transfer by a stockholder of the Corporation of any or all of such stockholder’s Common Shares to the Corporation; or

(2) any Transfer of Common Shares approved by the Board of Directors of the Corporation in the Board of Directors’ sole discretion.

Notwithstanding the foregoing, (A) if a transferring stockholder is subject to a right of first refusal pursuant to a Stockholder Agreement (the “ROFR”), the persons and/or entities entitled to exercise a ROFR pursuant to any Permitted Transfer shall be permitted to exercise their respective rights pursuant to the terms of such Stockholder Agreement and (B) if a Permitted Transfer is subject to co-sale rights pursuant to a Stockholder Agreement (the “Co-Sale Rights”), the persons and/or entities entitled to the Co-Sale Rights shall be permitted to exercise their respective Co-Sale Rights in conjunction with that specific Permitted Transfer without any additional approval of the Board of Directors.

(c) Effect of Failure to Comply. Any Transfer of Common Shares not made in compliance with this Article VII shall be null and void ab initio, shall not be recorded on the books of the Corporation or its transfer agent, and shall not be recognized by the Corporation. It is understood that any breach of this Article VII would result in substantial harm to the Corporation for which monetary damages alone could not adequately compensate. Therefore, the Corporation shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including seeking specific performance or the rescission of Transfers of Common Shares not made in strict compliance with this Article VII).

(d) Termination of Restriction on Transfer. The foregoing restrictions on transfer shall lapse upon the earlier of (i) immediately prior to the consummation of a Deemed Liquidation Event (as such term is defined in the Certificate of Incorporation), or (ii) immediately prior to the Corporation’s first firm commitment underwritten public offering of its securities pursuant to a registration statement under the Securities Act of 1933, as amended.

(e) Legends. Each certificate, or book-entry, for Common Shares hereafter issued by the Corporation (except for Converted Common) shall bear on its face the following legend so long as the foregoing restrictions on transfer remains in effect:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE BYLAWS OF THE CORPORATION, AS MAY BE AMENDED FROM TIME TO TIME. COPIES OF THE BYLAWS OF THE CORPORATION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

ARTICLE VIII

MISCELLANEOUS

8.1 Place and Inspection of Books.

(a) The books of the Corporation other than such books as are required by law to be kept within the State of Delaware shall be kept in such place or places either within or without the State of Delaware as the Board of Directors may from time to time determine.

(b) The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 8.1(b) or to vote in person or by proxy at any meeting of stockholders.

(c) The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders’ rights in respect thereof.

8.2 Waivers of Notice. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

8.3 Voting Shares in Other Entities. The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares held by the Corporation in any other corporation or other entity.

8.4 Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

8.5 Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

8.6 Paragraph Titles. The titles of the paragraphs have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

8.7 Amendment. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or by the stockholders of the Corporation.